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                                  Exhibit 10.5

[Watson Wyatt & Company Letterhead]

Walter W. Bardenwerper
Vice President
and General Counsel

Suite 800
6707 Democracy Boulevard
Bethesda, MD  20817-1129


August 23, 2000

                  RE: SHARES OF WATSON WYATT & COMPANY HOLDINGS

Dear Fellow Shareholder:

We are asking that you enter into this letter agreement in consideration for the agreement of the several underwriters, for which Deutsche Bank Securities Inc. intends to act as representative, to underwrite a proposed public offering ("IPO" or "offering") of Class A common stock of Watson Wyatt & Company Holdings, our newly-created Delaware holding company, as described in the proxy statement transmitted to you on May 24, 2000 and as contemplated by the registration statement filed with the Securities and Exchange Commission on Form S-3, as amended. By signing below, you hereby agree that you will not, directly or indirectly, without our prior written consent, "transfer" Watson Wyatt & Company Holdings shares during the following periods, the last of which will end four years after the public offering date: o 25% of the aggregate Watson Wyatt & Company Holdings shares which you own immediately following the IPO may be transferred beginning one year after the public offering date;

     o 25% of the aggregate Watson Wyatt & Company Holdings shares which you own immediately following the IPO may be transferred beginning two years after the public offering date;

     o 25% of the aggregate Watson Wyatt & Company Holdings shares which you own immediately following the IPO may be transferred beginning three years after the public offering date; and

     o 25% of the aggregate Watson Wyatt & Company Holdings shares which you own immediately following the IPO may be transferred beginning four years after the public offering date.

As you know, at the time of the IPO your shares of Watson Wyatt & Company stock will be converted into Class B-1 and Class B-2 shares of Watson Wyatt & Company Holdings. The Class B shares are subject to restrictions contained in the Certificate of Incorporation of Watson Wyatt & Company Holdings, as described in the proxy statement which was provided to you in May 24, 2000. Under the Certificate of Incorporation you may only sell such shares which have been duly converted to Class A shares on the first and second anniversaries of the IPO, respectively. Any sales of shares permitted by this letter agreement remain subject to the requirements contained in the Certificate of Incorporation, including those related to the conversion of Class B shares into Class A shares.

By signing below, you also authorize us during the foregoing periods to cause the company's designated transfer agent to decline to transfer and to note stop transfer restrictions on our transfer books and records with respect to any such shares. In the case of any shares for which you are the beneficial but not the record holder, you agree to cause the record holder to cause the company's designated transfer agent to decline to transfer and to note stop transfer restrictions on the books and records with respect to such shares.

The term "transfer" includes selling, offering or agreeing to sell, granting any option for the sale of, pledging, making any short sale or maintaining any short position, establishing or maintaining a "put equivalent position" (within the meaning of


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August 23, 2000
Page 2

the rules under the Securities Exchange Act of 1934, as amended), entering into any swap, derivative transaction or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the stock (whether any such transaction is to be settled by delivery of shares, other securities, cash or other consideration) or otherwise disposing of, such stock (or any securities convertible into, exercisable for or exchangeable for such shares) or interest in the shares.

Despite the foregoing restrictions, if you are an individual, you may transfer shares (or any securities convertible into, exercisable for, or exchangeable for such shares) in accordance with the provisions of the Watson Wyatt & Company Holdings Certificate of Incorporation governing "Permitted Transferees," or to your immediate family, or to a trust the beneficiaries of which are exclusively you and/or a member or members of your immediate family (for purposes of this paragraph, "immediate family" shall mean spouse, lineal descendant, father, mother, brother or sister of the transferor); PROVIDED in any such case it is a condition to the transfer that (i) each transferee execute an agreement stating that the transferee is receiving and holding the shares (or any securities convertible into, exercisable for, or exchangeable for such shares) subject to the provisions of this letter agreement, and that there will be no further transfer of the shares (or any securities convertible into, exercisable for, or exchangeable for such shares) except in accordance with this letter agreement and (ii) each transferee certifies in writing to us that such transferee is in compliance with the terms of this letter agreement as if such transferee had been bound as of the original date of this letter agreement.

The restrictions contained in this letter agreement will terminate immediately upon the involuntary termination of your employment, your retirement, your death, or in the event of a transaction involving a sale of all or substantially all of the assets or stock of Watson Wyatt & Company Holdings; PROVIDED HOWEVER, that notwithstanding the occurrence of any of the events enumerated in this paragraph, the restrictions contained in the Certificate of Incorporation, including those related to the conversion of Class B shares into Class A shares, shall remain applicable to all shares.

This letter agreement shall be governed by the laws of the state of New York.

You hereby represent and warrant that you have full power and authority to enter into this letter agreement, and that, upon request, you will execute any additional documents necessary in connection with its enforcement. Any of your obligations under this letter agreement will be binding upon you successors and assigns.

Very truly yours,

WATSON WYATT & COMPANY                      WATSON WYATT & COMPANY HOLDINGS

By:      _______________________            By:      _______________________
         Walter W. Bardenwerper                      Walter W. Bardenwerper
         Secretary                                   Secretary

BY MY SIGNATURE BELOW, I HEREBY AGREE TO BE BOUND BY THE TERMS OF THIS LETTER AGREEMENT.

SIGNATURE:

_________________________________               Date:    _______________________
[Individual Stockholder]

PRINT NAME:

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